================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              AMERICAN GREETINGS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           [AMERICAN GREETINGS LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1998

                                ----------------

     The Annual Meeting of Shareholders of American Greetings Corporation (the "Company") will be held at the Company's World Headquarters, One American Road, Cleveland, Ohio, on Friday, June 26, 1998, at 2:30 P.M., Cleveland time, to consider and act upon the following:

         (1) Electing three directors;

         (2) Amending the Company's Regulations to provide for an increase in the quorum requirement at shareholder meetings where additional or new securities are proposed to be listed on the New York Stock Exchange;

         (3) Amending Article Fourth of the Amended Articles of Incorporation of the Company to increase the number of authorized Class A and Class B Common Shares; and

         (4) Transacting such other business as may properly come before the meeting or any adjournments thereof.

     The World Headquarters may be entered from the private road off Memphis Avenue, or from American Road off Tiedeman Road. As you approach either the private road or American Road, there will be signs directing you to the meeting place.

     Only shareholders of record at the close of business on May 1, 1998, are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                                            JON GROETZINGER, JR.
                                                            Secretary

May 13, 1998









            YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN YOUR PROXY
           CARD PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY
              WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                 PROXY STATEMENT
GENERAL

     The Board of Directors of American Greetings Corporation (the "Board") has ordered solicitation of the enclosed proxy in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, June 26, 1998, at 2:30 P.M., Cleveland time, to consider and act upon matters specified in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

     The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Company. Besides solicitation by mail, solicitations may be made by personal interview, telephone and facsimile by officers and other regular employees of the Company. Brokerage houses, banks and other persons holding shares in nominee names have been requested to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company will reimburse such persons for their reasonable expenses.

     Shareholders have cumulative voting rights in the election of directors, provided that a) any shareholder gives notice in writing to the Chairman, President, a Senior Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the meeting, that he or she desires that the voting at such election be cumulative, and b) an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is so invoked, a shareholder may cumulate votes for the election of a nominee by casting a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled. The shareholder also may distribute his or her votes between or among two or more nominees on the same basis. Unless otherwise indicated by the shareholder, where cumulative voting is invoked, the persons named in the enclosed proxy will vote, in their discretion, for one or more of the nominees for whom authority was not withheld and will cumulate votes so as to elect the maximum number of nominees proposed by the Board. If cumulative voting is not invoked at the Annual Meeting with respect to the election of directors, the proxies will vote the number of shares on the proxy card for only those Board nominees for whom authority has not been withheld.

     Under Ohio law, unless the writing appointing a proxy otherwise provides, a shareholder, without affecting any vote previously taken, may revoke his or her proxy by a later proxy or by giving notice of revocation in writing or in an open meeting. However, your presence at the meeting by itself will not operate to revoke your proxy.

     Under Ohio law and the Company's Amended Articles of Incorporation and Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors.

     Proposal 2 must be approved by a majority of the voting power of the Company's shares present in person or represented by proxy at the Annual Meeting and cast on the Proposal. Proposal 3 must be approved by two-thirds of the outstanding Class A Common Shares voting as a class and two-thirds of the outstanding Class B Common Shares voting as a class.

     The withholding of a vote with respect to the election of any nominee for director will have the practical effect of a vote against that nominee. The withholding of a vote or the abstention of a vote with respect to Proposal 2 will not affect the passage of Proposal 2. The withholding of a vote or the abstention of a vote with respect to Proposal 3 will have the practical effect of a vote against Proposal 3. If a quorum exists, a broker non-vote with respect to any share will not affect the election of directors or the passage of Proposal 2, since such share is not considered present for the purpose of electing directors or cast with respect to voting on Proposal 2; however, a broker non-vote with respect to Proposal 3 will have the practical effect of a vote against that Proposal.

     The mailing address of the Company's World Headquarters is One American Road, Cleveland, Ohio 44144. Copies of this Proxy Statement and forms of proxy will be first sent or given to shareholders on or about May 13, 1998.

VOTING SECURITIES AND RECORD DATE

     As of May 1, 1998, there are outstanding, exclusive of treasury shares which cannot be voted, __________ Class A Common Shares ("Class A Common Shares") entitled to one vote per share and _____________ Class B Common Shares ("Class B Common Shares") entitled to ten votes per share upon all matters presented to the shareholders. Holders of record of such shares at the close of business on May 1, 1998, are the only shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

BOARD OF DIRECTORS

     We regret to report that in accordance with the Board's Director Retirement Guidelines, Dr. Milton Wolf will not be a nominee for re-election to the Company's Board. Milt has served on the Board with distinction since 1981. We will miss his wise counsel and experience acquired from years in business and as former U.S. Ambassador to Austria. We wish his wife Roslyn and him well in the future.

     We also regret that Jeanette S. Wagner will be leaving the Board as of the 1998 Annual Meeting due to increased responsibilities following her election as Vice Chairperson of Estee Lauder and presidential appointment to a special Advisory Committee for Trade Policy and Negotiations. Jeanette has been a member of the Board since 1990 and we are grateful for her wisdom and leadership in helping to direct the Company's growth.

     The Board met six times during the fiscal year ended February 28, 1998 ("FY 98"). In addition, the Board took action without a meeting twice pursuant to Section 1701.54 of the Ohio Revised Code and the Regulations of the Company.

     The Board has standing Executive, Audit, Nominating and Compensation Committees.

EXECUTIVE COMMITTEE

     Irving I. Stone (Chairman)             Albert B. Ratner
     Edward Fruchtenbaum                    Morry Weiss

     The Executive Committee has the same power and authority as the Board between meetings of the Board, except that it may not fill vacancies on the Board or on Committees of the Board. The Executive Committee met three times during FY 98. It also took action without a meeting four times pursuant to
Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company.

AUDIT COMMITTEE

     Scott S. Cowen (Chairman)              Jeanette S. Wagner
     Milton A. Wolf

     The Audit Committee is composed of directors who are not officers or employees of the Company. The Committee has general powers relating to accounting, auditing and legal compliance matters. It recommends the selection of and monitors the independence of the Company's independent auditors. It reviews the audit plan, the results of the audit engagement and the activities of the Company's internal audit staff. It considers the audit and non-audit fees of the independent auditors and directs special investigations. It also reviews and monitors the Company's various legal compliance programs. The Audit Committee met four times during FY 98.

NOMINATING COMMITTEE

     Albert B. Ratner                       Harry H. Stone
     Milton A. Wolf

     The Nominating Committee is composed of directors who are not officers or employees of the Company.* The Committee makes recommendations to the Board regarding the size and composition of the Board and qualifications for membership. It recommends nominees to fill Board vacancies and new positions, as well as a slate of Board nominees for annual election by the shareholders. The Committee met three times during FY 98. The Committee would be pleased to consider written suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors.

COMPENSATION COMMITTEE

     Milton A. Wolf (Chairman)              Scott S. Cowen
     Jeanette S. Wagner

     The Compensation Committee is composed entirely of directors who are not officers or employees of the Company. The Committee reviews the compensation packages offered to the Company's officers generally and develops and administers the compensation plans for the Chairman and Chief Executive Officer and the President and Chief Operating Officer. The Committee also grants stock options and other forms of equity compensation to officers and certain key employees pursuant to the Company's stock plans. The Committee met twice during FY 98 and took action without a meeting 12 times during FY 98 pursuant to
Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company.

----------
* Harry H. Stone is not an officer or employee of the Company, but is the brother of Irving I. Stone, Founder-Chairman.

     During FY 98 each director attended 75% or more of the aggregate number of meetings of the Board and the respective Committees on which he or she serves, except Albert Ratner who attended 67%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Securities Exchange Act of 1934 ("Securities Exchange Act"), the Company's directors and executive officers are required to report their initial appointment as directors or executive officers of the Company to the Securities and Exchange Commission ("SEC") within ten days of their appointment. This same group, along with holders of more than ten percent of the Company's Common Shares, are required to disclose in a timely fashion any transactions in the Company's Common Shares. To this end, the Company periodically reminds these persons of their reporting obligations and assists each of them in making the required disclosures once the Company is notified that a reportable event has occurred. The Company is required to disclose in this Proxy Statement any failure by members of these groups to make timely
Section 16(a) reports. There were no known failures to so report in FY 98.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Company's Board of Directors comprises three classes of directors, each class having a three year term. Class III members are to be elected at the June 26, 1998 Annual Meeting.

     It is proposed that in accordance with the Company's Regulations the number of Class III directors be fixed at four.

     It is proposed that the shareholders elect the following nominees:
Irving I. Stone, Scott S. Cowen and Harriet Mouchley-Weiss. (Ms. Mouchley-Weiss is not a relative of Chief Executive Officer Morry Weiss.) The term of office to be served by each nominee in Class III, if elected, will be three years, until the 2001 Annual Meeting, or until his or her successor is duly elected and qualified.

     All nominees for Class III directors have agreed to stand for election or re-election, as the case may be.

     The following is biographical information as of May 1, 1998, including business experience during at least the past five years, with respect to each nominee for election as a director and for the other six directors whose terms will continue after the Annual Meeting.

NOMINEES FOR ELECTION TO TERM EXPIRING IN 2001

(Class III)

SCOTT S. COWEN (51)

Director (1989), Chairman of the Audit Committee, member of the Compensation Committee

     Dr. Cowen's principal occupation is Dean and Albert J. Weatherhead, III Professor of Management, Weatherhead School of Management at Case Western Reserve University. Dr. Cowen serves as a director of FabriCenters of America, Inc. (a specialty store retailer), Forest City Enterprises, Inc. (a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale), Rubbermaid Incorporated (consumer home products) and Weatherhead Industries, Inc. (a private holding company for plastic injection molding manufacturer).

IRVING I. STONE (89)

Director (1944), Founder-Chairman, Chairman of the Executive Committee

     Mr. Stone's principal occupation is Founder-Chairman of the Company, a position he has held for more than five years, and Chairman of the Executive Committee. He also serves as a director of Artistic Greetings Incorporated (specialty mail order) and Liberty Mutual Insurance Company (a health and life insurance company).(1) (3)

HARRIET MOUCHLEY-WEISS (55)

     Ms. Mouchley-Weiss is founder and managing partner of Strategy XXI, a leader in the field of corporate communications. Before founding Strategy XXI, she was President of GCI Group International, a leading international public relations and marketing agency. She also served as Chairman of Ruder Finn & Rotman International Partners, an independent public relations firm. She is a director of Viisage Technology, Inc., a division of LAU Technologies, Foundation of the Committee of 200, Friends of the United Nations, American Academy of Rome, Chinese Foundation of Culture and Arts for Children, Abraham Fund, and Israel Policy Forum (professional, educational and charitable organizations).

     In the event of the death or inability to serve of any of the nominees, the proxies will be voted for the election as a director of such other person as the Board may recommend. The Board has no reason, however, to anticipate that this will occur.

VOTE REQUIRED. The nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected directors.

                    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                       FOR THE ADOPTION OF THIS PROPOSAL.
                       ---

Proxies solicited by the Board of Directors will be voted for this Proposal unless shareholders specify to the contrary in their proxies or specifically withhold their vote for particular nominees.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 1999

(Class I)

HERBERT H. JACOBS (75)

Director (1984)

     Dr. Jacobs' principal occupation is the management of his private investments. He is a real estate developer and a consultant to various companies, including the Company.

JAMES C. SPIRA (55)

(To be appointed to fill vacancy until 1999, following Jeanette S. Wagner's departure.)

     Mr. Spira's principal occupation is Managing Partner and director of Diamond Technology Partners, Inc., a technology management consulting firm. Before joining Diamond Technology Partners, he co-founded Cleveland Consulting Associates, serving as President and Chief Executive Officer from 1974 until 1989. Mr. Spira serves as a director of CIBER, Inc. (information technology consulting), New Media, Inc. (information technology consulting) and is a member of the advisory board of Progressive Insurance Company's National Accounts Division (specialty property-casualty insurer).

MORRY WEISS (58)

Director (1971), Chairman and Chief Executive Officer, member of the Executive Committee

     Mr. Weiss' principal occupation is Chairman and Chief Executive Officer of the Company, a position he has held for more than five years. He also serves as a director of National City Bank - Cleveland (bank/financial institution), National City Corporation (holding company of National City Bank - Cleveland and other banks) and is a member of the advisory board of Primus Venture Partners (equity investor in companies requiring growth capital). He also serves as a director of Artistic Greetings Incorporated (specialty mail order).(1) (3)

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2000

(Class II)

ALBERT B. RATNER (70)

Director (1979), member of the Executive and Nominating Committees

     Mr. Ratner's principal occupation is Co-Chairman of the Board, Chief Executive Officer and President of Forest City Enterprises, Inc. (a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale) and an officer of its various subsidiary companies.(2) He is also a director of RPM, Inc. (manufacturer and marketer of protective coatings).

HARRY H. STONE (80)

Director (1944), member of the Nominating Committee

     Mr. Stone's principal occupation is President of The Courtland Group, Inc. (investments, property, and business development and management) and a general partner in partnerships that own and manage The Residence Inn by Marriott Cleveland at Middleburg Heights, Rockside and Westlake, Ohio locations. He is also a member of the Boards of Educational Television Association of Metropolitan Cleveland, Jewish Community Federation of Cleveland and the Cleveland Rotary Foundation (non-profit organizations).(1)

EDWARD FRUCHTENBAUM (50)

Director (1990), President and Chief Operating Officer, member of the Executive Committee

     Mr. Fruchtenbaum is President and Chief Operating Officer of the Company, a position he has held for more than five years. Mr. Fruchtenbaum serves as a director of MacDonald & Company Investments, Inc. (investment services) and Arkwright Mutual Insurance Company (highly protected risk insurance) and is on the Boards of INROADS/Northeast Ohio, Inc., Gilmour Academy, Cleveland Playhouse and The National Conference Board (non-profit organizations).

------------------

         (1) Irving I. Stone and Harry H. Stone are brothers. Irving I. Stone is the father-in-law of Morry Weiss.

         (2) The Company rents retail store space in various shopping malls from Forest City Rental Properties Corporation (a wholly-owned subsidiary of Forest City Enterprises, Inc.) and from Albert B. Ratner's family.

         (3) The Company owns an interest of approximately 38% in Artistic Greetings Incorporated.

     DIRECTORS' COMPENSATION. Messrs. Cowen, Jacobs, Ratner, Wolf,
Harry H. Stone and Mrs. Wagner each received $30,000 for serving on the Board during FY 98. No fees were paid to Irving I. Stone, Morry Weiss or Edward Fruchtenbaum for serving on the Board during FY 98. In addition, Dr. Jacobs was paid $69,308 during FY 98 for consulting services. The Company reimburses directors for expenses incurred in connection with attendance at Board and Committee meetings.

EXECUTIVE OFFICERS' COMPENSATION

     The following table shows for each of the last three fiscal years the compensation of the Company's Founder-Chairman, its Chairman and Chief Executive Officer and its other four most highly compensated executive officers who were serving as executive officers at February 28, 1998 (hereafter, the "Named Executive Officers").

                           Summary Compensation Table

                                           Annual Compensation                      Long Term Compensation
                                           -------------------                      ----------------------
                                                                                   Awards         Payouts
                                                                                   ------         -------
                                                                                 Restricted        LTIP        All Other
                                Salary          Bonus           Other              Stock         Payouts    Compensation(3)
       Name           Year        $              $                $               Awards $        ($)(2)          $
       ----           ----      ------          -----           -----           ----------       -------    -------------
Irving I. Stone       1998     122,543 (1)    210,000             --                 --            --             --
Founder -             1997      85,915 (1)    210,000             --                 --          378,000          --
Chairman              1996      85,915 (1)    210,000             --                 --            --             --

Morry Weiss           1998     572,000        464,835(4)          --                 --            --          215,961(5)
Chairman &            1997     550,000        456,160(4)          --                 --          384,000       214,523(5)
C.E.O.                1996     550,000        192,280             --                 --            --          208,505(5)

Edward Fruchtenbaum   1998     455,000        643,673          20,000(6)             --            --           29,514
President &           1997     437,460        179,884          20,000(6)             --          289,937        27,310
C.O.O.                1996     402,500        140,714          20,000(6)        711,750(7)         --           17,690

William R. Mason      1998     284,121 (8)     91,362             --                 --            --           26,539
Sr. V.P. of Sales     1997     261,601 (8)     92,002             --                 --          141,039        24,799
                      1996     251,583 (8)     94,372             --                 --            --           18,730

Jon Groetzinger, Jr.  1998     267,236         96,114             --                 --            --          118,886(9)
Sr. V.P., General     1997     242,990         87,149          16,667(9)             --          133,372        62,892(9)(10)
Counsel &Secretary    1996     200,770         61,416          50,000(9)             --            --           18,363

Erwin Weiss           1998     266,014         93,105             --                 --            --           26,701
Sr. V.P. of           1997     265,161             --             --                 --            --           25,225
Consumer Products     1996     255,572         78,528             --                 --            --           19,207

------------------

   (1) The Company pays for an insurance policy for Irving I. Stone that carries a $500,000 death benefit. Mr. Stone's compensation has been increased to include an amount equal to the premium deduction and the resulting tax effect of that increase.

   (2) 1997 - represents payout of the three year bonus tied to the Company's performance during FYs 95,96,97.

   (3) Reflects Company contributions under the Retirement Profit Sharing and Savings Plan as well as the Executive Deferred Compensation Plan.

   (4) Includes $230,000 of annual incentive compensation described more fully in the section captioned "Chief Executive Officer Compensation."

   (5) The Company pays for an insurance policy for Morry and Judith Weiss. The owners of and the beneficiaries under this policy are Mr. and Mrs. Weiss' children. Premiums were $185,000 in FYs 96,97,98.

     (6) Represents forgiveness of a portion of a loan from the Company to Mr. Fruchtenbaum as more fully described in the section captioned "Certain Relationships and Related Transactions."

     (7) See discussion of restricted stock awards under Mr. Fruchtenbaum's employment agreement in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Long Term Equity-Based Incentive Compensation." The value of all restricted shares held by Mr. Fruchtenbaum at the end of FY 98 was $2,509,375. The number of shares of restricted stock held by Mr. Fruchtenbaum at the end of FY 98 was 55,000. Mr. Fruchtenbaum receives dividends on only the 29,000 restricted Class A Shares that had vested as of the end of FY 98.

     (8) Includes a special $25,000 annual payment made pursuant to an employment arrangement described below under the section entitled "Employment Agreements."

     (9) Payments and/or accruals pursuant to an agreement described below under the section entitled "Employment Agreements."

     (10) Includes earnings on deferrals in excess of 120% of the applicable federal rate set forth in Internal Revenue Code (I.R.C.) Section 1274(d).

     EMPLOYMENT AGREEMENTS. The Company has an employment agreement or agreements with each Named Executive Officer (other than Morry Weiss and
Irving I. Stone). Mr. Fruchtenbaum's agreement, initially dated May 18, 1992, as thereafter amended, provides for a three year term which is renewed on a rolling basis for subsequent three year terms. In FY 98, Mr. Fruchtenbaum received an annual base salary of $455,000 and was eligible for the bonus amounts more fully described in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Executive Bonus Plans" and cash payments in lieu of restricted stock awards more fully described under the heading of the Report entitled "President and Chief Operating Officer Restricted Stock Plan." Mr. Fruchtenbaum's agreement provides that if he is involuntarily terminated, he is entitled to his annual base salary at the time of such termination for three years after such termination.

     The agreements with William R. Mason and Jon Groetzinger, Jr., dated
July 1, 1984, and April 25, 1988, respectively, are for indefinite terms and contain certain confidentiality and non-competition covenants on the part of the employees. Mr. Mason's agreement provides for minimum annual compensation of $68,682. Mr. Groetzinger's agreement provides for minimum annual compensation of $115,000. Each of these agreements provides that if the Company terminates the employee, the employee will continue to receive his salary at the time of such termination for not less than three months nor greater than twelve months after such termination. The number of months that such salary will continue to be paid is determined on the basis of one-half month for each year of service. As of the end of FY 98, William R. Mason was credited with 28 years of service and Jon Groetzinger, Jr. was credited with nine years of service with the Company.

     The Company pays Mr. Mason $25,000 annually pursuant to an employment arrangement. This amount is considered base pay for purposes of determining the Company's contribution to Mr. Mason's account in the Retirement Profit Sharing and Savings Plan and for purposes of his Supplemental Executive Retirement Plan account, but is not considered base pay for purposes of determining the One Year Bonus and Three Year Bonus discussed in the section of this Proxy Statement below captioned "Executive Bonus Plans." The Company had an agreement with Mr. Groetzinger pursuant to which Mr. Groetzinger received a payment of $50,000 per year commencing June 1991, which he deferred. In January 1998, Mr. Groetzinger received payment of the deferred amounts. The deferred amounts earned the highest rate of return reported under the Company's Executive Deferred Compensation Plan.

     EXECUTIVE DEFERRED COMPENSATION PLAN. The Company permits certain officers and senior management to defer all or a stated amount or percentage of their compensation. A participant in this program will be paid the deferred compensation in accordance with one of the various options outlined in the plan documentation.

     RESTORATION BENEFIT. The Company contributes a restoration benefit to participants under a program to restore retirement benefits lost due to the limitations of I.R.C. Sections 401(a)(17), 401(k)(3) and 415.

     INDEMNIFICATION. Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of directors and officers in the defense of any civil, criminal, administrative or investigative proceedings and the purchase of insurance against any liability asserted against them in such capacity. Article IV of the Regulations of the Company provides for indemnification in terms consistent with the statutory authority. The Company maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries.

     OPTION GRANTS. Options granted by the Board to the Named Executive Officers on January 27, 1997, were ratified by the Company's shareholders at the Annual Meeting on June 27, 1997, and are included in the table below.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES. The option information shown below relates to options to purchase the Company's Class A and Class B Common Shares granted to the Named Executive Officers under the Company's various stock option plans approved by shareholders and subject to applicable law:

                    OPTION EXERCISES IN THE LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                     NUMBER OF
                                                                    SECURITIES
                                                                    UNDERLYING
                                                                    UNEXERCISED           VALUE OF UNEXERCISED
                                                                      OPTIONS                 IN-THE-MONEY
                                                                     AT FISCAL              OPTIONS AT FISCAL
                                                                    YEAR END(#)              YEAR END($)(1)
                                                                ----------------------    ----------------------

                            SHARES
                           ACQUIRED            VALUE              EXERCISABLE(E)             EXERCISABLE(E)
       NAME             ON EXERCISE(#)      REALIZED ($)         UNEXERCISABLE(U)           UNEXERCISABLE(U)
----------------------  ---------------     ------------        ----------------------     ---------------------

  Morry Weiss (2)             -                  -                  665,750 (E)             22,519,756 (E)
                              -                  -                  345,750 (U)              5,595,469 (U)

  Irving I. Stone             -                  -                   49,500 (E)              1,187,438 (E)
                              -                  -                   27,000 (U)                455,625 (U)

  Edward Fruchtenbaum       1,000              18,125                30,500 (E)                686,313 (E)
                              -                  -                   27,000 (U)                455,625 (U)

  William R. Mason         13,000             210,438                 5,500 (E)                 94,313 (E)
                              -                  -                   17,000 (U)                291,000 (U)

  Jon Groetzinger, Jr   .     -                  -                    7,500 (E)                132,188 (E)
                              -                  -                   15,000 (U)                253,125 (U)

  Erwin Weiss               8,300             280,384                38,000 (E)                981,156 (E)
                              -                  -                   15,000 (U)                253,125 (U)

------------------

     (1) Represents the difference between the option exercise price and the closing price of the Company's Class A Common Shares as reported on the New York Stock Exchange (NYSE) on February 27, 1998 ($45.625) multiplied by the corresponding number of shares.

     (2) In 1988 Mr. Weiss received 425,000 stock options for Class B Common Shares. Prior to the end of calendar 1997, some 510,000 (after stock split adjustments) remained unexercised and Mr. Weiss elected not to exercise them until near their expiration in April 1998. Prior to their expiration, he exercised the options and pursuant to a plan approved by the Board deferred the gain on the balance of those shares.


     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. A description of the Company's Supplemental Executive Retirement Plan can be found in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Supplemental Executive Retirement Plan." At the end of FY 98, all of the Named Executive Officers except Mr. Groetzinger qualified under the plan. The total liability recorded by the Company under this plan at the end of FY 98 was $11,983,779. During FY 98, retired officers received benefits under the plan aggregating $769,242. Based upon estimates predicated upon present compensation, at age 65 Morry Weiss will receive $156,567 annually, Edward Fruchtenbaum will receive $124,535 annually, William R. Mason will receive $72,933 annually, Erwin Weiss will receive $71,478 annually and Jon Groetzinger, Jr. will receive $67,281 annually. Irving I. Stone is not a participant in the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Albert B. Ratner served on the Executive and Nominating Committees during FY 98. The Company rents retail store space in various shopping malls from Forest City Management, Inc. (a wholly-owned subsidiary of Forest City Enterprises, Inc., of which Mr. Ratner is Co-Chairman of the Board and a director) and from Mr. Ratner's family, upon terms comparable to those that would be generally available from unrelated parties. During FY 98, the Company and its subsidiaries paid a total of $1,535,525 to Forest City Management, Inc. and Mr. Ratner's family for retail store space.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors ("Committee") establishes, reviews and administers compensation plans for the Chairman and Chief Executive Officer and President and Chief Operating Officer. The Committee consists entirely of directors who are not officers or employees of the Company. Among other duties, it also reviews the compensation programs for other executive and non-executive officers of the Company established and administered by the Chairman and Chief Executive Officer.

STATEMENT ON PHILOSOPHY OF EXECUTIVE COMPENSATION

     The Company's compensation philosophy reflects its belief that the compensation of its executive and non-executive officers should (i) provide a compensation program that motivates officers to achieve their strategic goals by tying officers' compensation to the performance of the Company and applicable business units, as well as to individual performance; (ii) provide compensation reasonably comparable to that offered by other leading companies to their Chief Executive Officers and Chief Operating Officers so as to attract and retain talented executives; and (iii) align the interests of its officers with the long-term interests of the Company's shareholders through the award of stock options and other stock-related programs. The Company's philosophy is to pay its officers fairly, which may include offering certain executive officers total annual compensation exceeding $1,000,000. The compensation packages offered to the Chairman and Chief Executive Officer and to the President and Chief Operating Officer, respectively, are based in part on surveys and/or the recommendations of an outside consulting firm, and in part on factors that are not easily measured, such as leadership and strategic foresight.

IMPLEMENTATION OF PHILOSOPHY

     The Company's executive compensation plans currently allow for base salary, one and three year cash bonuses, a supplemental executive retirement plan, stock options, special cash awards, restricted stock, deferred shares, stock appreciation rights, performance shares, performance units and a retirement profit sharing and savings plan.

BASE SALARY

     Base salaries are established based upon the responsibilities and description of a given position and a comparison of compensation levels of similar positions in comparable companies gathered from compensation surveys and the recommendations of outside compensation consulting firms. The Company's base salaries for executives are generally slightly below the median of companies with comparable revenues. Individual performance reviews are generally conducted at least annually and are used in conjunction with the salary range for a given position in determining if an increase in base salary is merited. Such increases in FY 98 were based on the individual's performance as well as increases described in third party compensation studies, achievement of the Company's profit goals and return on invested capital.

EXECUTIVE BONUS PLANS

     ONE YEAR BONUS. The Company has a One Year Bonus Plan for officers and certain key employees. Under the plan, the Board establishes goals based on earnings targets set by the Board for the fiscal year as to the Company as a whole and for each division and subsidiary. These goals are considered confidential by the Company and are not included in this Report in order to avoid compromising the Company's competitive position. It is the Board's belief that such earnings targets are a good measure of the Company's performance. One or more of the profit goals is then assigned each participant as a target profit goal, based upon which the participant is assigned a target bonus. In no instance may a participant's target bonus exceed 40% of his base salary. If the participant's business unit achieves the target goal or goals, he is paid a bonus equal to his target bonus. If the performance is above the target profit goal by not more than ten percent, or below the target profit goal by not more than 20%, the bonus is increased or decreased by a percentage equal to twice the excess or shortfall. If the performance is less than 80% of the target profit goal, the Company pays no bonus; if it is greater than 110% of the target profit goal, the bonus remains at 120% of the target bonus. In FY 98, each named Executive Officer earned a bonus under the plan. The Chief Executive Officer's target bonus was equal to approximately 40% of his annual base salary.

     EXECUTIVE BONUS PLAN. The Company has an Executive Bonus Plan under which certain officers selected by the Board, in its discretion, may receive for each fiscal year a bonus computed by applying against their basic salaries at the end of such year the percentage by which net profits of the Company (before income taxes and certain charges) exceed $1,100,000. In FY 98, the Company had net profits of $190,084,000. During FY 98, Irving I. Stone was the only participant in the plan and waived his entitlement to all but $210,000 of the amount that he earned under the plan.

     THREE YEAR BONUS. The Company has a Three Year Bonus Plan for officers and certain key employees. Under this plan a special bonus ("Special Bonus") equal to the sum of 100% of the one year unadjusted bonus for three years ("Base Bonus") is payable if the profit goals established by the Board for the Three Year Bonus Plan are achieved. If they are achieved in only two of the three fiscal years, then the Special Bonus to be paid is 60% of the Base Bonus and if achieved in only one fiscal year, the Company pays no Special Bonus under the plan. The profit goals for FY 98, FY 99 and FY 2000 were established by the Board in January 1997, and the current plan was implemented at the start of FY 98. FY 98 profit goals were achieved.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Supplemental Executive Retirement Plan provides that a participant in the plan who retires at age 65 with 20 years of service with the Company will receive up to 20% of final average compensation annually for life. Final average compensation is defined as the average of the two highest years of annual compensation during the officer's employment. Annual compensation is defined as annual base compensation plus the bonus that would have been paid under the One Year Bonus Plan if the participant had achieved 100% of his or her target profit goal. Under the plan, a lesser amount will be payable in the event of early retirement. Benefits are not subject to any deduction for Social Security or other offset amounts. Benefits under the plan will be payable to the officer's beneficiary in the event of the officer's death until a total of 180 monthly payments have been made to both the officer and beneficiary.

LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION

     The Company's long-term equity-based incentive compensation programs currently consist of grants of stock options, cash bonuses, stock in lieu of cash bonuses and restricted stock, thereby tying officer compensation directly to shareholder return. Other alternatives such as stock appreciation rights, deferred shares, performance shares and performance units are also available under the 1997 Equity and Performance Incentive Plan. An officer benefits if the price of the Company's shares increases. In addition, since the right to exercise options and rights in restricted stock vest over a period of years, the programs create an incentive for an executive to remain with the Company.

     Under the existing Employee Stock Option plans officers and key employees of the Company and its subsidiaries are awarded stock options by the Committee to purchase Class A or Class B Common Shares of the Company. The options are granted at 100% of fair market value at the close of business on the last business day preceding the date of grant or at not less than market value on the date of the grant (depending on plan provisions) and generally expire not later than ten years from the date of grant. In general, each option may be exercised to the extent of 25% of the number of shares covered thereby one year after the date of grant and in a like number after each of the ensuing three anniversary dates. The number of share options granted depends upon the level of the position and has generally been consistent with the number of options previously granted with respect to the position. The Company has granted options upon
(i) the creation of a new stock option plan; (ii) the hiring of a new officer or key manager; and (iii) the promotion of an existing officer or key manager.

RETIREMENT PROFIT SHARING AND SAVINGS PLAN

     Under the Retirement Profit Sharing and Savings Plan in FY 98, the Company contributed to a profit sharing trust eight percent of net profits (before income taxes and certain income and expenses) of the Company and participating subsidiaries. While the directors may authorize additional contributions, no additional contribution was authorized for FY 98. The contribution is allocated to the accounts of the participants upon the basis of their credited compensation. It is impossible to estimate the annual benefits that any participant may be entitled to receive under the plan upon retirement since the amount of such benefits will depend upon a number of factors including, among other things, future net profits, the future credited compensation of the participants and the future net income of the trust fund. In addition, the plan allows employees to have contributions made on their behalf through reduction in their salaries as permitted under I.R.C. Section 401(k). In FY 98, the Company matched 25% of the first six percent of compensation deferred by an eligible employee (subject to IRS limitations), since the Company achieved at least 80% of its profit goal. For the investment of all contributions under the plan, an employee may choose a Company stock fund, which is invested in Common Shares of the Company and/or the following mutual funds: Vanguard Money Market Reserves Prime Portfolio, Vanguard/Wellington Fund, Vanguard Index Trust-500 Portfolio, Vanguard/Primecap Fund, Vanguard/Wellesley Fund, Vanguard/Windsor II Fund, Vanguard International Growth Portfolio, and Vanguard Bond Index/IC Fund.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Morry Weiss has served as Chairman and Chief Executive Officer of the Company since March 1, 1992. His compensation plan currently includes a base salary, one and three year bonuses, stock options and additional annual incentive compensation consisting of $230,000 in cash or the Company's Class A or Class B Common Shares, at Mr. Weiss' election, awarded at the end of each fiscal year in which the Company achieves its annual profit goal, as approved by the Board near the start of each fiscal year, and $138,000 in cash or such stock if the Company does not achieve such goal. The Company's annual profit goal for FY 98 was achieved and therefore Mr. Weiss received the $230,000 in cash.
Mr. Weiss' plan has remained generally the same since it was established by the Board in 1992. The Compensation Committee and Board annually review the plan.

     In fixing his base salary and target bonus levels, as well as in determining the number of stock options granted to Mr. Weiss, the Committee and the Board reviewed the performance of both the Company and Mr. Weiss, as well as a recent compensation study. Based on that study, Mr. Weiss' FY 98 compensation was below the median compensation of CEO's at peer group companies in the study.

     Mr. Weiss received a base salary of $572,000 plus bonus of $464,835 in FY 98, which included the $230,000 mentioned above. The Committee has also provided for a split-dollar life insurance program for Mr. Weiss and his family.

     PRESIDENT AND CHIEF OPERATING OFFICER RESTRICTED STOCK PLAN. Under this plan, the President and Chief Operating Officer (COO) was previously granted options for restricted Class A or Class B Common Shares. Given the effect of a stock split, these options have vested with respect to 29,000, but not yet vested with respect to 26,000 such shares. On January 5, 1998, the Company and the COO agreed to modify the vesting schedule to provide that the 26,000 granted but not yet vested shares will vest upon the COO's retirement, death, permanent disability or termination of employment by the Company. In lieu of any future stock grants provided under the COO's employment agreement, he will receive an annual cash bonus equal to the closing price of Class A Common Shares on March 1st of each year of his employment multiplied by 10,000 shares; provided however, that the multiplier will be reduced to 6,000 shares if the Company has not attained its profit goal for the prior fiscal year. The Company met its pre-tax profit goal for FY 98 and therefore the COO was entitled to receive $456,875 in cash. The COO deferred receipt of the $456,875.

     Other aspects of the COO's employment agreement are more fully discussed in the section of this Proxy Statement captioned "Employment Agreements."

IMPACT OF SECTION 162 OF THE INTERNAL REVENUE CODE

     The Revenue Reconciliation Act of 1993 amended I.R.C. Section 162 to eliminate the deductibility of certain compensation over $1,000,000 paid to the Chief Executive Officer and other Named Executive Officers. In 1994, the Company's shareholders approved compensation plans for the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer that allow the Company to deduct for tax purposes amounts in excess of $1,000,000 that are performance-based and that are payable to each individual under those plans.

SUMMARY

     The Committee will continue to review the Company's executive compensation programs to assure that such programs are consistent with the objective of increasing shareholder value.

            Milton A. Wolf (Chairman)
            Scott S. Cowen
            Jeanette S. Wagner

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following compares the yearly percentage change of the cumulative total shareholder return on the Company's Class A Common Shares against the cumulative total return of the S&P 500 Composite Index and a Peer Group Index* for the five fiscal years ending February 28, 1998. The Peer Group Index takes into account companies with the following attributes, among others, that are similar to those of the Company: distribution channels, nondurable consumer products, sales, market capitalization and customer demographics.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN**
            AMONG AMERICAN GREETINGS CORPORATION, THE S & P 500 INDEX
                                AND A PEER GROUP

                                     [GRAPH]


                        2/93    2/94      2/95    2/96     2/97     2/98
                        ----    ----      ----    ----     ----     ----

American Greetings      $100    $118      $127    $121     $140     $210
S & P 500 Composite     $100    $108      $116    $157     $198     $267
Peer Group              $100    $110      $110    $137     $173     $244


      **Shareholder returns assume $100 was invested in each of the Company's Class A Common Shares, the S&P 500 Composite Index and the Peer Group Index at February 28, 1993, and that all dividends were reinvested.

*COMPANIES INCLUDED IN THE PEER GROUP INDEX:

     Alberto Culver Co         Lancaster Colony Corp         Russell Corp
     Clorox Co                 Liz Claiborne Inc             Scotts Co
     Colman Inc New            Luxottica Group S P A         Stanhome Inc
     Dial Corp                 Mattel Inc                    Stanley Wks
     First Brands Corp         Newell Co                     Sunbeam Corp
     Fruit of the Loom Inc     Paragon Trade Brands Inc      Tyco Intl Ltd
     Gibson Greetings Inc      Perrigo Co                    Warnaco Group Inc
     Hasbro Inc                Premark Intl Inc
     Kellwood Co               Rubbermaid Inc

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 1, 1990, the Company made a ten year loan of $200,000 to Edward Fruchtenbaum, President and Chief Operating Officer of the Company, under a Loan Agreement and Promissory Note, at ten percent simple interest per annum based on the principal balance on March 1 during each year of the ten year term. The Company agreed to forgive $20,000 of principal at the end of each fiscal year during such term, beginning February 28, 1991. The Company also agreed to forgive the entire remaining principal balance, plus accrued interest, if and when Mr. Fruchtenbaum dies, retires, becomes totally disabled, is terminated either by the Company or as a result of a change in control of the Company, or terminates his employment as mutually agreed by the Company and Mr. Fruchtenbaum. If he terminates his employment without the Company's consent, Mr. Fruchtenbaum has promised to repay the then-current principal balance, plus accrued interest as of the beginning of the applicable fiscal year. The principal balance as of March 1, 1998, was $40,000.

     The Company has a consulting arrangement with Dr. Herbert H. Jacobs who serves on the Company's Board. Dr. Jacobs performs consulting services for the Company on a project-by-project basis, and invoices the Company for his fees and expenses on a per diem basis. Dr. Jacobs' consulting arrangement does not provide for a fixed term of engagement.

SECURITY OWNERSHIP OF MANAGEMENT

     At the close of business on February 28, 1998, the non-employee directors, the Named Executive Officers and the directors and officers as a group beneficially owned and had sole voting and dispositive power (except as otherwise indicated) of the Common Shares of the Company as set forth in the following table:


                                                             AMOUNT & NATURE        PERCENT OF CLASS
NAME                             TITLE OF CLASS            BENEFICIAL OWNERSHIP        OUTSTANDING
----                             --------------            --------------------        -----------

NON-EMPLOYEE DIRECTORS

Scott S. Cowen                   Class A Common                 2,800                 less than 0.01%
                                 Class B Common                 4,000                      0.09%

Herbert H. Jacobs                Class A Common                 2,200                 less than 0.01%
                                 Class B Common                 4,000                      0.09%

Albert B. Ratner                 Class A Common                22,040                      0.03%
                                 Class B Common                 4,000                      0.09%

Harry H. Stone                   Class A Common                 2,962                 less than 0.01%
                                 Class B Common                44,604(1)                   1.04%

Jeanette S. Wagner               Class A Common                 2,200                 less than 0.01%
                                 Class B Common                 4,979                      0.12%

Milton A. Wolf                   Class A Common                 8,800                      0.01%
                                 Class B Common                 4,968                      0.12%

EXECUTIVE OFFICERS

Irving I.Stone                   Class A Common                 ---                         --
                                 Class B Common             2,084,782(2)(3)               48.73%

Morry Weiss                      Class A Common                 1,216                 less than 0.01%
                                 Class B Common             1,289,466(1)(2)(4)            30.14%

Edward Fruchtenbaum              Class A Common                29,756(2)                   0.04%
                                 Class B Common                26,000(2)                   0.61%

William R. Mason                 Class A Common                 3,560(2)(5)                0.01%
                                 Class B Common                 5,000(2)                   0.12%

Jon Groetzinger, Jr.             Class A Common                 2,700(2)              less than 0.01%
                                 Class B Common                 5,000(2)                   0.12%

Erwin Weiss                      Class A Common                13,000                      0.02%
                                 Class B Common                30,124                      0.70%

All Directors &Officers          Class A Common               161,917(2)(5)                0.24%
as a group (22 including the     Class B Common             3,550,923(2)(3)(4)(5)(6)      83.00%
above)

------------------

     (1)  These shares are subject to a Shareholders' Agreement, dated
          November 19, 1984, which provides that shareholders who are parties thereto will offer Class B Common Shares to the other signatory shareholders and then to the Company before transferring Class B Common Shares outside of a group consisting of certain family members, family trusts, charities and the Company. The Shareholders' Agreement terminates on December 31, 2014, unless extended.

     (2) Includes the following shares for the following individuals who under Rule 13d-3 of the Securities Exchange Act are deemed to be the beneficial owners of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:


          Morry Weiss                Class A Common                  --                       ---
                                     Class B Common               665,750                   15.56%

          Edward Fruchtenbaum        Class A Common                 4,500                    0.01%
                                     Class B Common                26,000                    0.61%

          Irving I. Stone            Class A Common                  --                       --
                                     Class B Common                49,500                    1.16%

          William R. Mason           Class A Common                 2,500               less than 0.01%
                                     Class B Common                 5,000                    0.12%

          Jon Groetzinger, Jr.       Class A Common                 2,500               less than 0.01%
                                     Class B Common                 5,000                    0.12%

          Erwin Weiss                Class A Common                13,000                    0.02%
                                     Class B Common                25,000                    0.58%

          All Directors & Officers   Class A Common                96,650                    0.14%
          as a group                 Class B Common               836,250                   19.55%

     (3) Excludes 200,000 Class B Common Shares (4.67%) held by the Irving I. Stone Support Foundation.

     (4) Excludes 140,625 Class B Common Shares (3.29%) owned by Mr. Weiss' wife and children. Mrs. Weiss and the children are parties to the Shareholders' Agreement discussed in footnote (1) above. Mr. Weiss disclaims beneficial ownership of these shares.

     (5) Excludes the following shares, which under Rule 13d-3 of the Securities Exchange Act are deemed to be beneficially owned:

          Four hundred and six Class A Common Shares (less than 0.01%) and 4,577 Class B Common Shares (0.11%) held for the benefit of William R. Mason, as a participant in the American Greetings Retirement Profit Sharing and Savings Plan. Mr. Mason has voting power with respect to the shares allocated to his account, but he does not have the dispositive power or right to acquire ownership of those shares within 60 days.

     (6) Certain of these shares are subject to the Shareholders' Agreement discussed in footnote (1) above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information regarding shareholders who are known to the Company to be beneficial owners of more than five percent of the Company's voting securities as of the close of business on May 1, 1998:


                                                                   AMOUNT AND NATURE OF      PERCENT OF CLASS
            NAME                        TITLE OF CLASS             BENEFICIAL OWNERSHIP         OUTSTANDING
            ----                        --------------             --------------------      ----------------
   Irving I. Stone                      Class A Common                      -                       -
   One American Road                    Class B Common                 2,084,782(1)(2)(3)        48.73%
   Cleveland, Ohio

   Morry Weiss                          Class A Common                     1,216             less than 0.01%
   One American Road                    Class B Common                   755,750(1)(2)(4)        17.66%
   Cleveland, Ohio

   INVISTA Capital Management           Class A Common                 4,366,856                  6.53%
   699 Walnut                           Class B Common                      -                       -
   1800 Hub Tower
   Des Moines, Iowa

   American Greetings Retirement        Class A Common                   135,829(5)               0.20%
   Profit Sharing and Savings Plan      Class B Common                   900,000(5)              21.04%
   Vanguard Fiduciary Trust Company
   300 Vanguard Boulevard
   Malvern, Pennsylvania

------------------

     (1)  These shares are subject to a Shareholders' Agreement. See footnote
          (1) to the table under "Security Ownership of Management" above. As a party to the Shareholders' Agreement and a Trustee under Irving I. Stone's revocable trust, Morry Weiss' wife, Judith S. Weiss, may be deemed to be a beneficial owner of more than five percent of the Class B Common Shares. Similarly, as parties to the Shareholders' Agreement, Harry H. Stone and each of Mr. Weiss' children (Gary, Jeffrey, Zev and Elie) may be deemed to be a beneficial owner of more than five percent of the Class B Common Shares.

     (2) Includes the following shares for the following individuals, who under Rule 13d-3 of the Securities Exchange Act of 1934 are deemed to be the beneficial owners of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:

          Morry Weiss        Class A Common         --           --
                             Class B Common       155,750       3.64%

          Irving I. Stone    Class A Common         --           --
                             Class B Common        49,500       1.16%

     (3) See footnote (3) to the table under "Security Ownership of Management."

     (4) See footnote (4) to the table under "Security Ownership of Management."

     (5) The American Greetings Retirement Profit Sharing and Savings Plan currently holds these shares for the benefit of the plan participants who have elected to invest in Company stock. These participants have voting power over the shares allocated to their accounts. The Administrative Committee of the plan has the power to vote any shares not voted by the participants. The Administrative Committee has dispositive power over plan shares. Plan shares are held in custody by the plan trustee, Vanguard Fiduciary Trust Company - Malvern, PA.

                                 PROPOSAL NO. 2

                    ADOPTION OF AMENDED ARTICLE I, SECTION 7
              OF THE REGULATIONS OF AMERICAN GREETINGS CORPORATION
           TO INCREASE THE QUORUM REQUIREMENT AT SHAREHOLDER MEETINGS
                  WITH RESPECT TO NEW OR ADDITIONAL SECURITIES

     This is a proposal to amend the Regulations of American Greetings Corporation ("Regulations") to increase the quorum required at any meeting of shareholders where any additional or new securities of the Company are proposed to be listed on the New York Stock Exchange.

     Section 7 of Article I of the Company's Regulations currently provides for a 25% quorum requirement at all shareholder meetings. Section 7 states:

         "To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than twenty-five percent of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called."

     Effective February 11, 1998, the Company's Class A Common Shares were listed on the New York Stock Exchange. The New York Stock Exchange Listed Company Manual, Section 312.00, requires that where shareholder approval is a prerequisite to the listing of any additional or new securities, the total vote cast must represent over 50% of all securities entitled to vote. Therefore, the Board of Directors recommends that, in order to comply with the New York Stock Exchange listing requirement, the quorum requirement at shareholder meetings be increased from 25% to 50% where shareholder approval is required for the listing of any additional or new securities of the Company.

     Section 7 of Article I of the Company's Regulations, as it is proposed to be amended to reflect the increase in the quorum, is set forth as Appendix A hereto.

     VOTE REQUIRED. Unless instructed to abstain or vote against Proposal 2, the persons named in the accompanying form of proxy will vote the shares represented by properly executed and delivered proxies in favor of adopting Proposal 2. A favorable vote of the majority of votes cast on the matter is necessary for approval. The withholding of a vote or the abstention of a vote with respect to Proposal 2 will not affect the passage of the Proposal since such share is not considered cast with respect to Proposal 2. If a quorum exists, a broker non-vote with respect to any share will not affect the passage of Proposal 2 since such share is not considered cast with respect to Proposal 2.

                  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                      FOR THE ADOPTION OF THIS PROPOSAL.
                      ---

                                 PROPOSAL NO. 3

     ADOPTION OF AMENDED ARTICLE FOURTH TO AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CLASS A COMMON SHARES AND CLASS B COMMON SHARES

     Currently, the authorized capital of the Company consists of 93,800,000 Class A Common Shares, par value $1 per share ("Class A Shares") and 7,916,484 Class B Common Shares, par value $1 per share ("Class B Shares"). The Board of Directors recommends that Article Fourth of the Company's Amended Articles of Incorporation (the "Articles") be amended to increase the authorized number of Class A Shares by 93,800,000 Class A Shares, and the authorized number of Class B Shares by 7,916,484 Class B Shares. If Proposal 3 is adopted, the authorized capital stock of the Company will be 203,432,968 common shares, consisting of 187,600,000 Class A Shares and 15,832,968 Class B Shares.

     On all matters submitted to a vote of shareholders, each holder of Class A Shares is entitled to one vote per share, and each holder of Class B Shares is entitled to ten votes per share. Class A Shares are quoted on the New York Stock Exchange; there is no separate public trading market for Class B Shares. Class B Shares must be converted to Class A Shares prior to public sale and may be sold in a private transaction only to the Company or to a limited group of permitted transferees. The Company may issue Class B Shares only if it simultaneously issues Class A Shares at the same price and in the proportionate number specified by Article Fourth. However, there is no similar requirement that the Company issue Class B Shares whenever it issues Class A Shares. Class B shareholders have the right to purchase Class B Shares (other than treasury shares) offered by the Company in proportion to their respective holdings of Class B Shares.

     The Board of Directors considers it in the best interest of the Company and all its shareholders to adopt Proposal 3. The additional authorized capital stock will be available for stock dividends or splits, grants under the Company's employee stock option plans, future transactions, such as acquisitions of other businesses or properties, selling stock to raise additional capital and for other general corporate purposes. However, the Company has no specific plan or arrangement for the issuance of shares of either class, other than the issuance of shares of both classes from time to time under its dividend reinvestment, employee stock option and other benefit plans. Any issuance of shares by the Company will be made in accordance with applicable law, including the rules of the New York Stock Exchange and the provisions of the Company's Articles of Incorporation.

     The full text of Article Fourth as proposed to be amended, including the increases in authorized capital stock effected by Proposal 3, is set forth as Appendix B hereto.

     VOTE REQUIRED. Unless instructed to abstain or to vote against Proposal 3, the persons named in the accompanying form of proxy will vote the shares represented by properly executed and delivered proxies in favor of adopting Proposal 3. The affirmative vote of the holders of record of at least two-thirds of the Class A Shares, voting as a class, and the affirmative vote of the holders of record of at least two-thirds of the Class B Shares, voting as a class, are required to adopt Proposal 3. The withholding of a vote or the abstention of a vote with respect to Proposal 3 will have the practical effect of a vote against the Proposal. If a quorum exists, a broker non-vote with respect to any share will have the practical effect of a vote against Proposal 3.

                    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                       FOR THE ADOPTION OF THIS PROPOSAL.
                       ---

         -------------------------------------------------------------
                              CAUTIONARY STATEMENT

     Certain statements contained in the President's letter, the Proxy Statement, and the Annual Report to Shareholders are forward-looking. Many factors could cause actual results to differ materially from these statements, including loss of market share through competition, introduction of competing products by other firms, retailers' bankruptcies, the level of retail industry sales, competitive terms of sale offered by the Company to customers to expand or maintain business, lack of acceptance of new products by consumers or retailers and interest rate and foreign exchange fluctuations. Such factors are discussed in the Company's filings with the Securities and Exchange Commission.
         -------------------------------------------------------------



SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action, consistent with regulations of the SEC. If a shareholder intends to present a proposal at next year's Annual Meeting, it must be received by the Secretary of the Company (at One American Road, Cleveland, Ohio 44144) no later than January 13, 1999, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

AUDITORS

     The firm of Ernst & Young and its predecessors have been the independent auditors of the Company since its incorporation in 1944. The Company contemplates no change. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement if they want to do so. They will also be available to respond to appropriate questions.

OTHER BUSINESS

     The management knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote them according to their best judgment.

                                              By Order of the Board of Directors

                                                            JON GROETZINGER, JR.
                                                                       Secretary


                          PLEASE EXECUTE AND RETURN THE
                      ENCLOSED PROXY CARD PROMPTLY WHETHER
                         OR NOT YOU EXPECT TO ATTEND THE
                         ANNUAL MEETING OF SHAREHOLDERS.

                                   APPENDIX A

        PROPOSED AMENDMENT TO ARTICLE I, SECTION 7 OF THE REGULATIONS OF
                         AMERICAN GREETINGS CORPORATION



     Section 7 of Article I of the Regulations (which is the only portion of the Regulations affected by Proposal 2) shall be amended to include the underscored language:



         "Except as provided below, to constitute a quorum at any meeting of
          ------------------------
         shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than twenty-five percent of the voting power of the corporation in respect of any one of the purposes for which the meeting is called."

         "Where shareholder approval is a prerequisite to the listing of any
         -------------------------------------------------------------------
         additional or new securities of the corporation, the total vote cast on
         -----------------------------------------------------------------------
         such a proposal must represent over fifty percent in interest of all
         --------------------------------------------------------------------
         securities entitled to vote on the proposal."
         --------------------------------------------

                                   APPENDIX B

    PROPOSED AMENDED ARTICLE FOURTH OF THE AMENDED ARTICLES OF INCORPORATION
                        OF AMERICAN GREETINGS CORPORATION



Article Fourth of the Amended Articles of Incorporation shall be replaced by the following new Article Fourth:

         "FOURTH: The authorized number of shares of the Corporation shall consist of 203,432,968 shares which shall be classified as follows:
          187,600,000 Class A Common Shares, par value $1 per share, and 15,832,968 Class B Common Shares, par value $1 per share."

                           [AMERICAN GREETINGS LOGO]
                         American Greetings Corporation
                                One American Road
                              Cleveland, Ohio 44144

                                     [LOGO]
                                 RECYCLED PAPER

                         AMERICAN GREETINGS CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
P   CLASS A    THE COMPANY FOR THE JUNE 26, 1998, ANNUAL MEETING.
R
O The undersigned hereby constitutes and appoints Edward Fruchtenbaum, X Irving I. Stone and Morry Weiss, and each of them, his or her true and Y lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American Greetings Corporation to be held at the Company's World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 26, 1998, and at any adjournments thereof, on all matters coming before said meeting.

   ELECTION OF DIRECTORS, Nominees:                     (change of address)

   Scott S. Cowen, Irving I. Stone and

   Harriet Mouchley-Weiss, to a three year
                                                   -----------------------------
   term expiring on the date of the year 2001
                                                   -----------------------------
   Annual Meeting or until their respective
                                                   -----------------------------
   successors are duly elected and qualified.
                                                   -----------------------------
                                                   (If you have a written change
                                                   in the above space, please
                                                   mark the corresponding box on
                                                   the reverse side of this
                                                   card.)



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. IF YOU SIGN AND RETURN THIS PROXY CARD, BUT DO NOT MARK ANY BOXES ON THE OTHER SIDE, THE PROXIES WILL CAST YOUR VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                 ---------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                 ---------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                FOR  WITHHELD                      FOR  AGAINST  ABSTAIN                    FOR  AGAINST  ABSTAIN
1. Election of  [ ]    [ ]     2. Amendment of     [ ]    [ ]      [ ]    3. Amendment of   [ ]    [ ]      [ ]
   Directors                      Company's                                  Company's
                                  Regulations to                             Regulations
                                  increase quorum                            to increase
                                  requirement at                             authorized
                                  shareholder                                Class A and
For, except vote withheld         meetings with                              Class B Common
from the following nominee(s):    respect to new                             Shares
                                  or additional
------------------------------    securities


                                                           Change    [ ]
                                                             of
                                                           Address

                                                            Attend   [ ]
                                                           Meeting



SIGNATURE(S)                                              DATE
            ---------------------------------------------      -------------
SIGNATURE(S)                                              DATE
            ---------------------------------------------      -------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           AMERICAN GREETINGS CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
P    CLASS B      THE COMPANY FOR THE JUNE 26, 1998, ANNUAL MEETING.
R
O    The undersigned hereby constitutes and appoints Edward Fruchtenbaum,
X    Irving I. Stone and Morry Weiss, and each of them, his or her true and
Y lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American Greetings Corporation to be held at the Company's World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 26, 1998, and at any adjournments thereof, on all matters coming before said meeting.

     ELECTION OF DIRECTORS, Nominees:                 (change of address)

     Scott S. Cowen, Irving I. Stone and

     Harriet Mouchley-Weiss, to a three
                                                --------------------------------
     year term expiring on the date of the
                                                --------------------------------
     year 2001 Annual Meeting or until their
                                                --------------------------------
     respective successors are duly elected
                                                --------------------------------
     and qualified.                             (If you have a written change in
                                                the above space, please mark
                                                the corresponding box on the
                                                reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. IF YOU SIGN AND RETURN THIS PROXY CARD, BUT DO NOT MARK ANY BOXES ON THE OTHER SIDE, THE PROXIES WILL CAST YOUR VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                 ---------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                 ---------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                FOR  WITHHELD                      FOR  AGAINST  ABSTAIN                    FOR  AGAINST  ABSTAIN
1. Election of  [ ]    [ ]     2. Amendment of     [ ]    [ ]      [ ]    3. Amendment of   [ ]    [ ]      [ ]
   Directors                      Company's                                  Company's
                                  Regulations to                             Regulations
                                  increase quorum                            to increase
                                  requirement at                             authorized
                                  shareholder                                Class A and
For, except vote withheld         meetings with                              Class B Common
from the following nominee(s):    respect to new                             Shares
                                  or additional
------------------------------    securities


                                                           Change    [ ]
                                                             of
                                                           Address

                                                            Attend   [ ]
                                                           Meeting



SIGNATURE(S)                                              DATE
            ---------------------------------------------      -------------
SIGNATURE(S)                                              DATE
            ---------------------------------------------      -------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.